Exhibit 23.2

JWF Assurance PAC (UEN No: 202326944Z) Tel: +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors’ Report, dated December 15, 2025, on the consolidated financial statements of Inno Holdings Inc. (“Auditors’ Report”), in this Annual Report on Form 10-K for the year ended September 30, 2025 and the incorporation by reference of our Auditors’ Report into the Registration Statement on Form S-3 filed with the SEC on December 26, 2024 (File No. 333-284054), including all prospectus supplements thereof, and the Registration Statement on Form S-8 filed with the SEC on July 9, 2025 (File No. 333-288591).

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

December 15, 2025